UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 12, 2007

STANCORP FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

State of Oregon	1-14925	93-1253576
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 SW Sixth Avenue, Portland, Oregon	97204
(Address of principal executive offices)	(Zip Code)

(971) 321-7000

(Registrant’s telephone number, including area code)

No Change

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 12, 2007, the board of directors of StanCorp Financial Group, Inc. (“StanCorp”) designated Michael G. Thorne to serve as lead director of the board of directors of StanCorp effective at the conclusion of the Company’s May 7, 2007 annual meeting of shareholders. Mr. Thorne will replace Frederick W. Buckman, who has served in the role of lead director since May 2003. Mr. Buckman will continue to serve on StanCorp’s board of directors.

Section 8 – Other Events

Item 8.01	Other Events.

On February 12, 2007, the board of directors of StanCorp approved a revision to the Corporate Governance Guidelines which adopts a majority voting standard for uncontested director elections. A copy of the Corporate Governance Guidelines is attached hereto as exhibit 99.1 and furnished herewith.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	StanCorp Financial Group, Inc. Corporate Governance Guidelines dated February 12, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANCORP FINANCIAL GROUP, INC.

Dated: February 16, 2007

/s/ CINDY J. MCPIKE
Cindy J. McPike
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
* 99.1	StanCorp Financial Group, Inc. Corporate Governance Guidelines dated February 12, 2007

* Furnished herewith